EXHIBIT 10.1

Computer Programs and Systems, Inc.

2005 Restricted Stock Plan

Effective as of May 12, 2005

This 2005 Restricted Stock Plan (the “Plan”) is established by the Board of Directors of Computer Programs and Systems, Inc., a Delaware corporation (the “Company”) and will be effective upon adoption by the Board of Directors (the “Board”) and approval by the stockholders of the Company.

ARTICLE I

Purpose

The purpose of this Plan is to promote the interests of the Company and its stockholders by granting restricted stock to the Executives of the Company in order to: (1) attract, retain and motivate key Executives of the Company, (2) strengthen the mutuality of interests between such Executives and the Company’s stockholders by providing incentives to maximize shareholder value, and (3) provide the Executives with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

ARTICLE II

Definitions

For purposes of this Plan, the following terms will have the meanings set forth below:

“Award” means a grant of Restricted Stock under the Plan, subject to the terms and conditions of the Plan and the applicable Award Agreement.

“Award Agreement” means a Restricted Stock Award Agreement between the Company and an Executive evidencing the terms and conditions of an Award of Restricted Stock.

“Board” means the Board of Directors of the Company.

“Cause” means a felony conviction of an Executive or the failure of an Executive to contest prosecution for a felony, or an Executive’s willful misconduct or dishonesty which is harmful to the business or reputation of the Company, as determined by the Board in its sole discretion.

“Change in Control” will be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any two or more persons acting as a partnership, syndicate or other such group (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50%

of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be appointed by the Board to administer the Plan. The Committee shall at all times consist of two or more members of the Board, and the Committee members must (i) satisfy the requirements of Rule 16b-3 under the Exchange Act and (ii) meet any applicable independence standards promulgated by NASDAQ or by any stock exchange on which the Company’s Stock is then listed. To the extent the Board considers it necessary or desirable to qualify compensation under Section 162(m) of the Code, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine.

“Company” means Computer Programs and Systems, Inc., a Delaware corporation, or any successor to such corporation.

“Disability” means a permanent and total disability as defined in the Company’s long term disability insurance program; provided, however, that in the event no such program is in effect, Disability shall mean a total and permanent disability or incapacity resulting from medically demonstrable bodily injury or disease (i) which prevents the Executive from engaging in any regular occupation for compensation or profit, (ii) which has continuously existed for a period of at least six months, and (iii) for which the Employee would be eligible for or is in receipt of disability benefits under the Federal Social Security Act. Disability will be determined by the Board who may reasonably require the Executive to undergo examination by a qualified physician selected by the Board at any time or times for the purposes of determining whether the Employee incurred and continues to have a Disability.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive” means any ‘executive officer’ (as such term is defined in Rule 3b-7 under the Exchange Act) of the Company, as determined by the Board, in its sole and absolute discretion.

“Fair Market Value” means, unless otherwise determined by the Board, the closing price on the date of determination for a share of Stock, or if there were no sales on such date, the most recent prior date on which there were sales, as reported by the Nasdaq National Market.

“Performance Criteria” as defined in Article VIII.

“Plan” means this 2005 Restricted Stock Plan, as amended from time to time.

“Restricted Stock” means Stock issued pursuant to the Plan.

“Restricted Period” as defined in Section 7.4.

“Retirement” means retirement from active employment with the Company on or after the earlier of the date on which an Executive reaches the age of fifty-five (55), or such earlier date determined by the Board on a case by case basis for an Executive who has not reached the age of fifty-five (55) but who has at least fifteen (15) continuous years of service with the Company.

“Rule 16b-3” means the exemption under Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor to such rule, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the $.001 par value common stock of the Company.

ARTICLE III

Stock Subject to Plan; Adjustments

3.1 Stock Reserved. Subject to adjustments as provided in Section 3.3 below, an aggregate of 300,000 shares of the Stock have been reserved by the Company for the grant of Awards under the Plan. In the event that shares of Restricted Stock are issued under the Plan and thereafter are forfeited, such forfeited shares may again be issued under the Plan.

3.2 Type of Shares Distributable. Restricted Stock may consist, in whole or in part, of authorized and unissued Stock, of Stock reacquired by the Company through purchase in open market or private transactions, or of Stock that was forfeited, as provided for in Section 3.1 above.

3.3 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, reverse stock split, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other similar corporate transactions or events or change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits and potential benefits inteneded to be made available under the Plan, then the Committee, in such a manner as it deems equitable, shall make an appropriate substitution or adjustment in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and price of shares subject to outstanding Restricted Stock Awards granted under the Plan; provided that the number of shares subject to any Award shall always be a whole number. Such substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion, and shall be conclusive and binding for purposes of the Plan.

ARTICLE IV

Eligibility

Only Executives are eligible to be selected by the Committee to receive an Award of Restricted Stock under the Plan. Participants in the Plan shall be selected by the Committee from those Executives who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

ARTICLE V

Effective Date; Duration

Upon adoption by the Board, the Plan becomes effective on the date the stockholders of the Company approve the Plan (the “Effective Date”). The Plan shall terminate ten years from the Effective Date, unless terminated earlier pursuant to Article X, and no Awards may be granted thereafter.

ARTICLE VI

Administration

6.1 General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) select which Executives may receive Award under the Plan, (ii) determine the number of shares of Restricted Stock to be awarded to an Executive, (iii) determine the form, terms and conditions of each Award Agreement, including, without limitation, the length of the Restricted Period and the applicable Performance Criteria, if any, (iv) determine whether to designate if an Award is intended to be

“performance-based compensation” as such term is used in Section 162(m) of the Code, (v) interpret and administer the Plan and any instrument or agreement relating to, or grant made under, the Plan, (vi) establish, interpret, amend, suspend, rescind or waive any rules and regulations relating to the Plan, (vii) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary to or desirable for the administration of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Executives who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3 under the Exchange Act. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

6.2 Committee Discretion Binding. Unless otherwise expressly provided under the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Executive, any holder or beneficial owner of Restricted Stock and any stockholder of the Company.

6.3 Limitation of Liability. No member of the Committee and no Executive shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or Executive or by any agent to whom duties in connection with the administration of the Plan have been delegated.

6.4 Indemnification. The Company shall indemnify members of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

Article VII

Restricted Stock

7.1 Award of Restricted Stock; Award Agreement. The Committee may grant an Award of Restricted Stock to an Executive. Any Award of Restricted Stock granted to an Executive shall include a Restricted Period of at least three (3) years. After the Committee determines that it will offer an Award to an Executive, it will advise the Executive in writing, by means of an Award Agreement, of the terms, conditions, and restrictions, if any, related to the Award, including the terms under which the Restricted Stock may become vested and the number of shares the Executive shall be entitled to receive. The Award shall be accepted by the Executive upon execution of an Award Agreement in the manner determined by the Committee.

7.2 Maximum Award. The maximum number of shares of Restricted Stock that can vest to any Executive in any one calendar year, determined as of the date of the grant of the Award, shall be that number of shares the Fair Market Value of which is equal to fifty percent (50%) of Executive’s annual base salary in effect on the date of the Award. For purposes of calculating the number of shares of Restricted Stock that can vest under this provision of Section 7.2, the Restricted Stock will be valued at Fair Market Value as of the close of business on the date of the grant of such Award.

7.3 Purchase Price. Restricted Stock shall be offered under the Plan for such consideration in cash, other property or services as is determined by the Committee and set forth in the Award Agreement.

7.4 Restricted Period. At the time an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of shares of Restricted Stock shall be restricted and be subject to forfeiture, as provided in Section 7.5 (the “Restricted Period”). The duration of the Restricted Period and the limitations on transferability will be set forth in the Award Agreement. The minimum Restricted Period, however, shall be three years from the date of the Award. Each Award may have a different Restricted Period.

7.5 Risk of Forfeiture. In the event of the termination of an Executive’s employment or affiliation with the Company, or in the event that the recipient of an Award no longer satisfies the definition of an Executive, for any reason other than those set forth in Section 7.10, the Executive, or former Executive, as the case may be, shall, for no consideration, forfeit to the Company all shares of Restricted Stock issued pursuant to this Plan that have not previously vested.

7.6 Transferability of Awards. Except as otherwise provided by the Committee, no Restricted Stock awarded under this Plan shall be transferred, sold, exchanged, pledged or otherwise disposed of by an Executive during the Restricted Period, other than (i) by the Executive’s last will and testament, (ii) by the applicable laws of descent and distribution, or (iii) as otherwise determined by the Committee.

7.7 Stock Certificate Representing Restricted Stock. The Company shall issue stock certificates that evidence Restricted Stock pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions substantially in the form provided below:

The transferability of this certificate and the shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture) of the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan and an Award Agreement entered into by the registered owner and Computer Programs and Systems, Inc. Copies of such Plan and Agreement are on file in the offices of Computer Programs and Systems, Inc.

7.8 Escrow of Stock. To facilitate the enforcement of the transfer restrictions prior to vesting, the Company may require that the stock certificate(s) evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may, but need not be, the Company) until the restrictions thereon have lapsed. The Company may require the Executive to execute a stock power endorsed in blank related to the shares covered by the Award.

7.9 Issuance of Shares Upon Vesting. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including without limitation a determination by the Committee that the Performance Criteria have been met, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered as soon as administratively possible, free of all such restrictions and legends, except any that may be imposed by law. A new stock certificate for the balance of any shares that remain Restricted Stock shall be issued with appropriate restrictive legends and may be held in escrow pursuant to Section 7.8 above, pending the lapse of such restrictions with respect to those shares.

7.10 Accelerated Vesting. In the event of (i) a Change in Control of the Company, (ii) the death of the Executive, (iii) the Disability of the Executive, (iv) the Retirement of the Executive, or (v) the termination of the Executive’s employment or affiliation with the Company without Cause, the Restricted Period will be deemed to have lapsed and all conditions, including without limitation the Performance Criteria, will be deemed to have been satisfied, and all Awards granted to such Executive under this Plan shall become 100% vested as of the date of the Change in Control, the death, the Disability, the Retirement, or the termination of employment or affiliation without Cause, as the case may be, and a stock certificate shall be delivered in accordance with Section 7.9 above.

7.11 Voting and Dividend Rights. The Executive will be entitled to voting rights and dividend rights during the Restricted Period. The Executive will be entitled to retain cash dividends even if the shares of Restricted Stock are later forfeited.

ARTICLE VIII

Performance Criteria

The Committee may condition the lapse of restrictions under an Award Agreement on the achievement of certain financial goals or measurements (the “Performance Criteria”). Such Performance Criteria may include the following: (i) annual growth in net income, (ii) annual cash collections on sales, (iii) annual growth in new system installation contracts, (iv) annual growth in the average size of installation contracts, (v) annual growth in revenue,

(vi) annual growth in the number of hospital clients, (vii) net income per diluted share, or (viii) any other reasonable basis that the Committee selects; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m) of the Code, the Performance Criteria shall be based on one or more criteria listed in (i) through (vii) above. The Committee shall make all determinations as to whether the selected Performance Criteria has been satisfied and shall reserve the right to modify or amend the Performance Criteria, in accordance with Article X. For Awards expressly intended to comply with Section 162(m) of the Code, discretion used by the Committee pursuant to this Article may only be used if permissible under Section 162(m).

ARTICLE IX

Withholding of Tax; 83(b) Election

9.1 Withholding of Tax. To the extent that the receipt of the Restricted Stock or the lapse of any restrictions results in income to an Executive for federal or state income tax purposes, the Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Executive fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Executive any tax required to be withheld.

9.2 83(b) Election. Section 83(b) of the Code allows a recipient of Restricted Stock to elect to immediately recognize ordinary compensation income in an amount equal to the Fair Market Value of the Restricted Stock on the date of the grant (an “83(b) Election”). An Executive of the Company may make an 83(b) Election only with the prior written approval of the Committee.

ARTICLE X

Amendment; Termination

Unless applicable laws, regulations, or Nasdaq listing standards provide otherwise, the Committee may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the Company’s stockholders, provided that no such termination or amendment shall adversely affect or impair any then outstanding Award without the consent of the Executive holding that Award.

ARTICLE XI

General Provisions

11.1 No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any Executive the right to be retained in the employ of the Company, nor shall it interfere in any way with the right the Company may have to terminate the Executive.

11.2 No Right to Awards. No Executive shall have any claim to be granted Restricted Stock and there is no obligation for uniformity of treatment of Executives. The terms and conditions of Awards need not be the same with respect to each recipient.

11.3 Compliance with Legal and Nasdaq Requirements. The Plan, the granting of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such listing with Nasdaq or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Executive to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

11.4 Compliance with Section 162(m) of the Code and Rule 16b-3 of the Exchange Act. If any provision of the Plan or any Award Agreement relating to a qualified performance based award or to a person subject to Section 16 of the Exchange Act does not comply or is inconsistent with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, such provision shall be construed or deemed to be amended or to be null and void to the extent necessary to conform to such requirements.

11.5 Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

11.6 Headings. Headings are given to the Articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.